UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): December 9, 2005
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 9, 2005, Chico’s Retail Services, Inc., a wholly owned subsidiary of Chico’s FAS, Inc. (“Retail Services”) entered into a construction manager agreement (the “Construction Contract”) with O-A-K/Florida, Inc. d/b/a Owen-Ames-Kimball Company, General Corporation (“OAK”) based in Ft. Myers, Florida. OAK will construct the new headquarters facility (the “New Headquarters”) for Chico’s FAS, Inc. and its subsidiaries in Ft. Myers, Florida on the 105 acre property recently acquired by Retail Services. Retail Services has entered into the Construction Contract in connection with the previously announced plans to construct a new larger headquarters facility. Occupancy is currently anticipated in late 2007 or early 2008.
     Under the terms of the Construction Contract, OAK will manage the construction of the New Headquarters and will serve as the general contractor for the construction project. The Construction Contract contemplates several phases. In the preconstruction phase, OAK will provide, among other things, consultation and assistance in the development of the scope and details of the project, the final working drawings and specifications and the schedule for construction. Based on the results of this process, OAK will prepare and submit a detailed estimated construction budget for the project and ultimately a proposed guaranteed maximum price for the project. OAK and Retail Services shall then seek to reach agreement on a guaranteed maximum price for the project. If and when such agreement is reached, the guaranteed maximum price clause shall take effect under which OAK agrees that the construction cost of the facility will not exceed such agreed upon amount, subject to any agreed-upon changes to the scope of work. OAK will be responsible for covering any costs in excess of the guaranteed maximum price guarantee. If the ultimate cost of the project is less than guaranteed maximum price, then the costs savings will be refunded fully to Retail Services. OAK has no other material relationship with Chico’s FAS, Inc. or any of its affiliates.
     The costs of constructing the New Headquarters will be well in excess of 15% of the consolidated fixed assets of Chico’s FAS, Inc., but the exact amount will not be known until the design of the project and the budgeting process have been completed. The costs of constructing the New Headquarters are expected to be expended and spread out over the 2 to 2-1/2 year construction period and are expected to be funded in their entirety through Chico’s FAS, Inc.’s available cash. Depending of course upon future operating performance of Chico’s FAS, Inc., Chico’s FAS, Inc. would anticipate that cash from operations generated over the period of construction will be more than adequate to cover the costs of construction and the other capital expenditures incurred during that period including for store construction, expansion and renovation.
     A copy of the Construction Contract is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits:
     Exhibit 10.1 Construction Contract, dated December 10, 2005, between Retail Services and OAK

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: December 15, 2005	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President —
Finance, Chief Accounting Officer and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Construction Contract, dated December 10, 2005, between Retail Services and OAK